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                                                                    EXHIBIT 10.7



               CONTRACT ON TERMINATION OF THE TRADEMARK LICENSING



                                     BETWEEN


                      CHINA TELECOMMUNICATIONS CORPORATION
                               (FORMERLY KNOWN AS
                   DIRECTORATE GENERAL OF TELECOMMUNICATIONS)


                                       AND


                        CHINA MOBILE (HONG KONG) LIMITED
              (FORMERLY KNOWN AS CHINA TELECOM (HONG KONG) LIMITED)














                         DATED AS OF SEPTEMBER 15, 2000

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               CONTRACT ON TERMINATION OF THE TRADEMARK LICENSING

            This Contract on Termination of the Trademark Licensing (the "Contract") is executed by the following two parties on September 15, 2000 in
Beijing:

1. CHINA TELECOMMUNICATIONS CORPORATION (formerly known as Directorate General of Telecommunications), an enterprise legal person duly registered and established and validly existing under the laws of the People's Republic of China, with its legal address at No. 33 Erlong Lu, Xicheng District, Beijing, PRC ("Party A"); and

2.       CHINA MOBILE (HONG KONG) LIMITED (formerly known as China Telecom (Hong
         Kong) Limited), a limited liability company duly registered and established and validly existing under the laws of Hong Kong, with its legal address at 60th Floor, The Center, 99 Queen's Road Central, Hong Kong ("Party B").

WHEREAS:

1. Party A is the legal owner of the Licensed Trademark (as defined herein).

2. Pursuant to the "Trademark License Agreement" ("the Original Agreement") entered into by Party A and Party B on September 27, 1997, Party A agreed to grant Party B and Party B's two subsidiaries, namely Guangdong Mobile Communication Company Limited ("Guangdong Mobile") and Zhejiang Mobile Communication Company Limited ("Zhejiang Mobile"), the right to use the Licensed Trademark during the license term agreed upon in the Original Agreement;

3. Pursuant to the "Supplementary Trademark License Agreement" (the "First Supplementary Agreement") entered into by Party A and Party B on April 27, 1998, Party A agreed that Party B may grant to its indirect wholly-owned subsidiary, Jiangsu Mobile Communication Company Limited ("Jiangsu Mobile"), the right to use the Licensed Trademark during the license term agreed upon in the First Supplementary Agreement;

4. Pursuant to the "Supplementary Trademark License Agreement" (the "Second Supplementary Agreement") entered into by Party A and Party B on March 8, 1999, Party A agreed that Party B may use Party A's Licensed Trademark in accordance with the terms and conditions agreed upon in the Second Supplementary Agreement.

5. Pursuant to the "Supplementary Trademark License Agreement" (the "Third Supplementary Agreement") entered into by Party A and Party B on October 8, 1999, Party A agreed that Party B may grant to its indirect wholly-owned subsidiaries, namely Fujian Mobile Communication Company Limited ("Fujian Mobile"), Henan Mobile Communication Company Limited ("Henan Mobile") and Hainan Mobile Communication Company Limited ("Hainan Mobile"), the right to use the Licensed Trademark during the license term agreed upon in the Third Supplementary Agreement;


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6. In view of the business development of Party B and of its subsidiaries, namely Guangdong Mobile, Zhejiang Mobile, Jiangsu Mobile, Fujian Mobile, Henan Mobile and Hainan Mobile, and in accordance with the relevant provisions of the Original Agreement, the First Supplementary Agreement, the Second Supplementary Agreement and the Third Supplementary Agreement, Party B now wishes, and Party A agrees, to terminate the Original Agreement, the First Supplementary Agreement, the Second Supplementary Agreement and the Third Supplementary Agreement.

            The Parties, through friendly consultations, have reached the following agreement with regard to the termination of the Original Agreement, the First Supplementary Agreement, the Second Supplementary Agreement and the Third Supplementary Agreement:

ARTICLE ONE  DEFINITION OF LICENSED TRADEMARK

            Licensed Trademark means the trademark illustrated in Schedule 1 of the Original Agreement, which trademark Party A has registered with the State Trademark Bureau under the State Administration of Industry and Commerce (the "State Trademark Bureau") and in respect of which Party A has obtained the Trademark Registration Certificate, and all the trademarks registered by Party A in the Hong Kong Special Administrative Region as set out in Schedule 8 attached to the prospectus circulated by Party B on October 13, 1997 in the Hong Kong Special Administrative Region.

ARTICLE TWO  TERMINATION OF LICENSE

            The Parties, through consultations, have agreed to terminate, on the date when the Contract comes into effect, the Original Agreement, the First Supplementary Agreement, the Second Supplementary Agreement and the Third Supplementary Agreement, as well as all of the Parties' rights and obligations under each of the Original Agreement, the First Supplementary Agreement, the Second Supplementary Agreement and the Third Supplementary Agreement. Accordingly, starting from the date when the Contract comes into effect, Party B and its subsidiaries, namely Guangdong Mobile, Zhejiang Mobile, Jiangsu Mobile, Fujian Mobile, Henan Mobile and Hainan Mobile, shall cease the use of the Licensed Trademark.

ARTICLE THREE  EFFECTIVENESS

            The Contract shall come into effect upon execution, or affixing with the official seals, by the authorized representatives of both Parties.

ARTICLE FOUR  RESOLUTION OF DISPUTE; GOVERNING LAW

            The execution, validity, interpretation and performance of the Contract shall be governed by the laws of the People's Republic of China. Any dispute arising from or in connection with the validity, interpretation or performance of the Contract, the Original Agreement, the First Supplementary Agreement, the Second Supplementary Agreement and the Third Supplementary Agreement shall be resolved by the Parties through friendly negotiations. In the event that negotiations produce no resolution,

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         either Party may submit such dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective arbitration rules in Beijing. The arbitration shall be conducted in the Chinese language. The award of such arbitration shall be final and binding on both Parties.

ARTICLE FIVE  MISCELLANEOUS

5.1 The Contract is signed in Chinese in six counterparts. Party A will keep four copies and Party B will keep two. Party A shall file one of its copies with the Ministry of Information Industry. All original copies shall have the same force and effect.

5.2 Within 15 days after the Contract comes into effect, Party A shall file with the State Administration of Industry and Commerce and the State Trademark Bureau documents relating to the termination of the Original Agreement, the First Supplementary Agreement, the Second Supplementary Agreement and the Third Supplementary Agreement. Party B shall render all necessary assistance.


            IN WITNESS WHEREOF, the Parties have caused the Contract to be signed by their duly authorized representatives on the date first above written.

PARTY A:  CHINA TELECOMMUNICATIONS CORPORATION


By:    s/Chang Xiaobing
       -------------------------
       Authorized Representative
       Title: Vice President


PARTY B:  CHINA MOBILE (HONG KONG) LIMITED

By:  s/Wang Xiaochu
     -------------------------
     Authorized Representative
     Title: Chairman & CEO


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